                                                                     EXHIBIT 2.2


                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF SEPTEMBER 8, 2000

                                  BY AND AMONG



                             SIMPLEX SOLUTIONS, INC.

                             ATLAS ACQUISITION CORP.

                             ALTIUS SOLUTIONS, INC.

                     AURANGZEB KHAN AS SECURITYHOLDER AGENT

                                       AND

                 U.S. BANK TRUST, NORTH AMERICA AS ESCROW AGENT


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                                TABLE OF CONTENTS

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I. ADDITIONAL AGREEMENTS.............................................................................................      2

         1.1      Defined Terms......................................................................................      2

II. THE MERGER.......................................................................................................      4

         2.1      Approval of Merger.................................................................................      4
         2.2      The Merger.........................................................................................      5
         2.3      Effect of the Merger...............................................................................      5
         2.4      Effect on Capital Stock............................................................................      5
         2.5      Assumption of Target Options and Target Warrants...................................................      6
         2.6      Charter Documents, Directors, Officers.............................................................      7
         2.7      Capital Stock of Merger Sub........................................................................      7
         2.8      Surrender of Certificates..........................................................................      7
         2.9      No Further Ownership Rights in Target Stock........................................................      8
         2.10     Intentionally Deleted..............................................................................      8
         2.11     Lost, Stolen or Destroyed Certificates.............................................................      8
         2.12     Intentionally Deleted..............................................................................      8
         2.13     Tax Consequences...................................................................................      8

III. THE CLOSING.....................................................................................................      9

         3.1      The Closing........................................................................................      9
         3.2      Deliveries at the Closing..........................................................................      9

IV. Representations and Warranties of target.........................................................................      9

         4.1      Organization, Qualification and Corporate Power....................................................      9
         4.2      Authorization of Transaction.......................................................................     10
         4.3      Subsidiaries and Affiliates........................................................................     10
         4.4      No Conflicts.......................................................................................     10
         4.5      Brokers' Fees......................................................................................     11
         4.6      Capitalization.....................................................................................     11
         4.7      Vote Required......................................................................................     12
         4.8      Books and Records; Organizational Documents........................................................     12
         4.9      Title to Assets....................................................................................     13
         4.10     Financial Statements...............................................................................     13
         4.11     Events Subsequent to Target's Most Recent Balance Sheet............................................     13
         4.12     Legal Proceedings..................................................................................     14
         4.13     Compliance with Laws and Orders....................................................................     14
         4.14     Tax Matters........................................................................................     15
         4.15     Intellectual Property..............................................................................     17
         4.16     Contracts..........................................................................................     21
         4.17     Real Property......................................................................................     22
         4.18     Undisclosed Liabilities............................................................................     23
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         4.19     Notes and Accounts Receivable......................................................................     23
         4.20     Powers of Attorney.................................................................................     23
         4.21     Insurance..........................................................................................     23
         4.22     Guaranties.........................................................................................     24
         4.23     Employees..........................................................................................     24
         4.24     Employee Benefits..................................................................................     24
         4.25     Assets.............................................................................................     26
         4.26     Transactions With Target...........................................................................     26
         4.27     Hart-Scott-Rodino..................................................................................     26

V. representations and warranties of the acquiror and merger sub.....................................................     26

         5.1      Organization, Qualification and Corporate Power....................................................     26
         5.2      Authorization of Transaction.......................................................................     26
         5.3      Subsidiaries and Affiliates........................................................................     27
         5.4      No Conflicts.......................................................................................     27
         5.5      Brokers' Fees......................................................................................     28
         5.6      Capital Structure..................................................................................     28
         5.7      Books and Records; Organizational Documents........................................................     29
         5.8      Title to Assets....................................................................................     29
         5.9      Financial Statements...............................................................................     29
         5.10     Events Subsequent to Acquiror's Most Recent Balance Sheet..........................................     30
         5.11     Legal Proceedings..................................................................................     30
         5.12     Compliance with Laws and Orders....................................................................     31
         5.13     Tax Matters........................................................................................     31
         5.14     Intellectual Property; Proprietary Information of Third Parties....................................     32
         5.15     Contracts..........................................................................................     32
         5.16     Undisclosed Liabilities............................................................................     33
         5.17     Employees..........................................................................................     33
         5.18     Notes and Accounts Receivable......................................................................     33
         5.19     Powers of Attorney.................................................................................     33
         5.20     Transactions With Acquiror.........................................................................     33

VI. CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................................................     33

         6.1      Conduct of Business of Target......................................................................     33
         6.2      No Solicitation....................................................................................     36
         6.3      Target Option Grants...............................................................................     37

VII. ADDITIONAL AGREEMENTS...........................................................................................     37

         7.1      General............................................................................................     37
         7.2      Fairness Hearing; Private Placement; Shareholder Approval..........................................     37
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         7.3      Conversion of Target Preferred Stock...............................................................     38
         7.4      Notices and Consents...............................................................................     38
         7.5      Full Access........................................................................................     38
         7.6      General............................................................................................     38
         7.7      New Employment Arrangements........................................................................     39
         7.8      Expenses...........................................................................................     39
         7.9      Public Disclosure..................................................................................     39
         7.10     Termination of Rights Agreement and Stock Purchase Agreement.......................................     39
         7.11     FIRPTA Compliance..................................................................................     39
         7.12     Reasonable Efforts.................................................................................     39
         7.13     Notification of Certain Matters....................................................................     39
         7.14     Affiliate Agreements...............................................................................     40
         7.15     Intentionally Deleted..............................................................................     40
         7.16     Confidentiality....................................................................................     40
         7.17     Intentionally Deleted..............................................................................     40
         7.18     Tax Matters........................................................................................     40
         7.19     New Employment Arrangements........................................................................     41

VIII...41


CONDITIONS TO THE MERGER.............................................................................................     41

         8.1      Conditions to Obligations of Each Party to Effect the Merger.......................................     41
         8.2      Additional Conditions to Obligations of Target.....................................................     41
         8.3      Additional Conditions to the Obligations of Acquiror and Merger Sub................................     42

IX. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW...............................................................     44

         9.1      Survival of Representations and Warranties.........................................................     44
         9.2      Indemnification....................................................................................     44
         9.3      Escrow Arrangements................................................................................     45
         9.4      Limitations; Maximum Payments; Remedies............................................................     52

X. TERMINATION, AMENDMENT AND WAIVER.................................................................................     52

         10.1     Termination........................................................................................     52
         10.2     Effect of Termination..............................................................................     53
         10.3     Amendment..........................................................................................     53
         10.4     Extension; Waiver..................................................................................     53

XI. Miscellaneous....................................................................................................     53

         11.1     No Third-Party Beneficiaries.......................................................................     53
         11.2     Entire Agreement...................................................................................     53
         11.3     Succession and Assignment..........................................................................     53
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         11.4     Counterparts.......................................................................................     54
         11.5     Headings...........................................................................................     54
         11.6     Notices............................................................................................     54
         11.7     Governing Law......................................................................................     54
         11.8     Severability.......................................................................................     54
         11.9     Construction.......................................................................................     55
         11.10    Incorporation of Exhibits and Schedules............................................................     55
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                      AGREEMENT AND PLAN OF REORGANIZATION


        This Agreement (the "Agreement") is entered into on September 8, 2000, by and among Simplex Solutions, Inc., a Delaware corporation ("Acquiror"), Atlas Acquisition Corp., a California corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), Altius Solutions, Inc., a California corporation ("Target"), Aurangzeb Kahn as Securityholder Agent and U.S. Bank Trust, North America as Escrow Agent (the "Escrow Agent").

        WHEREAS, the respective boards of directors of Acquiror, Merger Sub and Target have approved the combination of the businesses of Acquiror and Target pursuant to this Agreement;

        WHEREAS, in furtherance of such combination, the respective boards of directors of Acquiror, Merger Sub and Target have approved the merger of Merger Sub with and into Target with Target being the surviving corporation (the "Merger") pursuant to the terms of this Agreement and in accordance with the applicable provisions of the California Corporations Code;

        WHEREAS, a portion of shares of Acquiror Common Stock otherwise issuable by Acquiror in connection with the Merger shall be placed in escrow by Acquiror, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article IX hereof.

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Acquiror's and Merger Sub's willingness to enter into this Agreement, certain shareholders of Target have entered into Shareholder Support Agreements with Acquiror, dated as of the date of this Agreement, in the forms attached hereto as Exhibit A (the "Shareholder Support Agreements"), pursuant to which such shareholders have agreed, among other things, to vote all voting securities of Target beneficially owned by them in favor of approval of the transactions contemplated by this Agreement;

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization described in Section 368(a) of the Code (as defined below) and the regulations promulgated thereunder; and

        WHEREAS, in connection with the Merger, the parties desire to set forth certain representations, warranties and covenants made by each to the other or others as an inducement to the consummation of the Merger, upon the terms and subject to the conditions contained herein;

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

                                       I.
                              ADDITIONAL AGREEMENTS

             1.1 Defined Terms. As used herein, the terms below have the following meanings:

        "Acquiror Common Price Per Share" means (i) at any time prior to Acquiror's initial public offering, the Third Party Valuation Price Per Share and (ii) following completion of Acquiror's initial public offering, the average closing price of Acquiror Common Stock over the five (5) trading day period ending on the trading day immediately preceding the date on which a claim is made.

        "Acquiror Common Stock" means the common stock of Acquiror, par value $0.001 per share.

        "Acquiror Fully-Diluted Closing Equity" means the total number of shares of Acquiror Common Stock outstanding as of the Effective Time, assuming the exercise or conversion of all options, warrants, convertible securities or other rights to acquire shares of Acquiror Common Stock outstanding as of the Effective Time, without giving effect to the transactions contemplated by this Agreement including the issuance of Acquiror Common Stock or the assumption of Target Options and Target Warrants pursuant to Article 2 hereof.

        "Adverse Effects" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, net Taxes (after taking into account any Tax savings), liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a).

        "Blue Sky Laws" means the statutes, rules and regulations of individual states and countries (other than the United States) applicable to offers and sales of securities within such individual states or countries.

        "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Confidential Information" has the meaning attributed to it in that certain Confidentiality Agreement by and between Acquiror and Target dated June 19, 2000.

        "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

        "Dissenting Shares" mean any shares of Target Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the California Corporations Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights.

        "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

        "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

        "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Escrow Amount" means that number of shares of Acquiror Common Stock equal to the Total Merger Shares multiplied by .10.

        "Exchange Ratio" means the number equal to the number of shares of Acquiror Common Stock that is the Merger Consideration.

        "Fiduciary" has the meaning set forth in ERISA Section 3(21).

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Governmental Entity" means any national, federal, state, municipal or local government, or any subdivision, court, administrative agency, commission, gaming authority or other governmental authority or instrumentality thereof.

        "Knowledge" of a Person means actual knowledge of the officers or directors of such Person or such individual, as the case may be, provided that such individuals have not intentionally avoided such knowledge.

        "License" means any contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including, without limitation, any covenants not to sue with respect to any Intellectual Property).

        "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

        "Reportable Event" has the meaning set forth in ERISA Section 4043.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for Taxes not yet due and payable, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Target Common Stock" shall mean the common stock, par value $.001 per share, of Target.

        "Target Preferred Stock" shall mean the Series A Preferred Stock, par value $.001 per share, of Target.

        "Target Stock" shall mean Target Common Stock and Target Preferred
Stock.

        "Target's Most Recent Balance Sheet" means the balance sheet of Target dated June 30, 2000.

        "Third Party Expenses" shall mean legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        "Third Party Valuation Price Per Share" means the value per share of Acquiror Common Stock as determined pursuant to an independent third party valuation conducted for the purpose of enabling Acquiror to properly account for the transactions contemplated by this Agreement.

                                       II.
                                   THE MERGER

             2.1 Approval of Merger. The Merger shall be submitted for adoption and approval to all of the shareholders of Target (each, a "Shareholder", and collectively the "Shareholders") in a manner allowed under the California Corporations Code (the "Shareholders' Consent"). Acquiror, Merger Sub and Target shall coordinate and cooperate with respect to the timing of the Shareholders' Consent.

             2.2 The Merger. As soon as is practicable, but not later than two business days, after the satisfaction or waiver of the conditions contained in
Article VIII herein, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of California an Agreement of Merger, the officer's certificates of Acquiror, Merger Sub and Target, and any required related documents, in such form or forms as are required by, and executed in accordance with, the relevant provisions of the California Corporations Code (the time of such filing being the "Effective Time" and the date upon which the Effective Time occurs, being the "Effective Date"). At the Effective Time, in accordance with this Agreement and the California Corporations Code, Merger Sub shall be merged with and into Target, the separate existence of Merger Sub shall cease and Target shall continue as the surviving corporation as a wholly owned subsidiary of Acquiror. Target, as the surviving corporation after the Merger, is sometimes referred to herein as the "Surviving Corporation."

             2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, and the applicable provisions of the California Corporations Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchise of Merger Sub and Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Target shall become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Surviving Corporation will be a wholly owned subsidiary of Acquiror.

             2.4 Effect on Capital Stock.

             (a) As of the Effective Time, each issued and outstanding share of Target Common Stock (other than Dissenting Shares and shares to be cancelled pursuant to Section 2.4(b)) shall, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holder thereof, be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Acquiror Common Stock, and an amount of cash as determined pursuant to Section 2.4(c) below (the "Merger Consideration"), assuming the conversion of all Target Preferred Stock into Target Common Stock in accordance with the terms of this Agreement, such that the maximum number of shares of Acquiror Common Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of any Target Options and Target Warrants to be assumed by Acquiror pursuant to the terms of this Agreement) (collectively, the "Total Merger Shares") in exchange for the acquisition by Acquiror of all outstanding Target Stock and all unexpired and unexercised equity warrants and other convertible or exchangeable securities shall be equal to 29.2825% of Acquiror Fully-Diluted Closing Equity. As of the Effective Time, all shares of Target Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 2.8, the Merger Consideration.

             (b) Canceled Shares. As of the Effective Time, each share of capital stock of Target held by Acquiror shall automatically cease to be outstanding, be canceled and retired and no payment or conversion into Acquiror Common Stock will be made with respect thereto.

             (c) Fractional Shares. No certificates representing fractional shares of Acquiror shall be issued in connection with the Merger, and such fractional share interests will be canceled and thereafter will not entitle the owner thereof to vote or to any rights as a stockholder of Acquiror. In lieu of any such fractional shares, each Shareholder upon surrender of a Certificate (as hereinafter defined) for exchange shall be paid an amount in cash, without interest, rounded up to the nearest cent, determined by multiplying the Acquiror Common Price Per Share by the fractional interest to which such Shareholder would otherwise be entitled (after taking into account all shares of Target Stock then held by such Shareholder).

             2.5 Assumption of Target Options and Target Warrants. As of the Effective Time, each unexpired and unexercised outstanding option, whether vested or unvested or exercisable in accordance with its terms, to purchase a share of Target Common Stock (the "Target Options") previously granted by Target under any stock option or other stock-based incentive plan, program or arrangement of Target, including, without limitation, Target's 1999 Stock Plan (collectively, the "Target Stock Option Plans"), shall be deemed assumed by Acquiror automatically and without any action or investment decision on the part of the holder thereof (an "Assumed Option"). After the Effective Time, each Assumed Option shall be exercisable upon the same terms and conditions as were applicable to the related Target Option immediately prior to the Effective Time, except as contemplated by this Agreement and except that (i) each Assumed Option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such Assumed Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such Assumed Option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Acquiror shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery under the Target Stock Option Plans, which Acquiror shall assume in accordance with this Section 2.5(a).

             (a) Acquiror shall treat warrants to purchase capital stock of Target or other convertible or exchangeable securities granted by the Company (the "Target Warrants") as granting the holder thereof an equivalent right to purchase or receive for each share of Target Stock subject to the Target Warrants immediately prior to the Effective Time, subject to the provisions of
Section 2.8, the Merger Consideration, as adjusted (the "Assumed Warrants"). After the Effective Time, the Assumed Warrants shall be exercisable upon the same terms and conditions as were applicable to the Target Warrants immediately prior to the Effective Time, except that (i) each Assumed Warrant will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Stock that were issuable upon exercise of such Assumed Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such Assumed Warrant will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Acquiror shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery following the exercise of the Assumed Warrants.

             2.6 Charter Documents, Directors, Officers. At and as of the Effective Time, (i) the Articles of Incorporation and the Bylaws of Merger Sub shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided by the California Corporations Code, (ii) the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, until their successors are elected and qualified and (iii) the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, until their successors are elected and qualified.

             2.7 Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) validly issued, fully paid and nonassessable share of common stock of Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

             2.8 Surrender of Certificates. As soon as practicable after the Effective Time (but no later than the third business day following the Closing), Acquiror shall send or cause to be sent a notice and letter of transmittal form to each holder of a certificate or certificates, representing Target Stock (the "Certificates") (other than those representing Dissenting Shares), advising such holder of the effectiveness of the Merger and the procedure for surrendering of such Certificate for exchange into the Merger Consideration payable in respect of the Target Stock represented thereby. Each Shareholder, upon surrender of each of his or her Certificates, together with a duly executed copy of a letter of transmittal together with any reasonable supporting documentation requested by Acquiror (including tax identification number), shall be entitled to receive the Merger Consideration with respect to the Target Stock represented by such Certificate or Certificates in accordance with the provisions of this Article II net of any applicable withholding less the pro rata amount of the Escrow Amount. The portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the aggregate number of shares of Acquiror Common Stock each such Shareholder would otherwise be entitled to receive in the Merger as compared to the total number of shares of Acquiror Common Stock to be issued to Shareholders pursuant to Section 2.4 above by virtue of ownership of outstanding shares of Target Stock immediately prior to the Effective Time. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender that number of shares of Acquiror Common Stock equal to the number of shares of Target Common Stock represented by such Certificate (assuming conversion of Target Preferred Stock) multiplied by the Exchange Ratio.

             (a) If the Merger Consideration (or any portion thereof) is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Merger Consideration that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to Acquiror (or its agent appointed as the disbursing agent (the "Disbursing Agent")) any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Acquiror that such taxes have been paid or are not required to be paid.

             (b) No interest or dividends shall be paid or accrue on any portion of the Merger Consideration or any Acquiror Common Stock to be issued pursuant to the terms of this Agreement.

             2.9 No Further Ownership Rights in Target Stock. All shares of Acquiror Common Stock issued and delivered upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Target Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

             2.10 Intentionally Deleted.

             2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Certificate, Acquiror or the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration as provided in Section 2.4 and any unpaid dividends or distributions with respect to Acquiror Common Stock received as Merger Consideration, to which they are entitled pursuant hereto.

             2.12 Intentionally Deleted.

             2.13 Tax Consequences. The parties hereby intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulation.

             2.14 Dissenting Shares.

             (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Target Stock held by a Shareholder who has exercised and perfected appraisal rights for such shares in accordance with the applicable provisions of the California Corporations Code and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into or represent a right to receive the consideration for Target Stock set forth in Section 2.4 hereof, but the holder thereof shall only be entitled to such rights as are provided by the applicable provisions of the California Corporations Code.

             (b) Notwithstanding the provisions of Section 2.13(a) hereof, if any holder of Dissenting Shares shall withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under the applicable provisions of the California Corporations Code, after the

Effective Time, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration in accordance with the terms of this Agreement, without interest thereon, upon surrender of the certificate representing such shares.

        Target shall give Acquiror (i) prompt notice of any written demand for appraisal received by Target pursuant to the applicable provisions of the California Corporations Code, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Target shall not, except with the prior written consent of Acquiror, make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Acquiror or Target makes any payment or payments in respect of any Dissenting Shares, Acquiror shall be entitled to recover as Losses under the terms of Article IX hereof the aggregate amount by which such payment or payments exceed the aggregate consideration (based on the Third Party Valuation Price Per Share) that otherwise would have been payable in respect of such Dissenting Shares pursuant to Section 2.4 hereof if such Dissenting Shares were not the subject of an appraisal demand ("Excess Dissenters Amount").

                                      III.
                                   THE CLOSING

             3.1 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, commencing at 9:00 a.m. local time, on the second business day following the satisfaction or waiver of the conditions contained herein (other than conditions with respect to actions the respective parties will take at the Closing itself) or upon another date as is mutually agreed by Acquiror and Target (the "Closing Date").

             3.2 Deliveries at the Closing. At the Closing, (i) Target will deliver to Acquiror the various certificates, instruments, and documents referred to in Section 8.3 below, and (ii) Acquiror will deliver to Target the various certificates, instruments, and documents referred to in Section 8.2 below.

                                       IV.
                    REPRESENTATIONS AND WARRANTIES OF TARGET

        Target represents and warrants to Acquiror and Merger Sub as of the date hereof and as of the Closing Date, except for representations and warranties that are limited to a specific date and as expressly set forth in the disclosure schedules attached hereto (the "Target Disclosure Schedules"), as follows:

             4.1 Organization, Qualification and Corporate Power. Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), capitalization, operations or results of operations of Target ("Target Material Adverse Effect"). Target has all necessary corporate power and corporate authority to carry on its business as presently conducted and to own and use the properties owned and used by it. Schedule 4.1 of the Target Disclosure Schedules lists the directors and officers of Target.

             4.2 Authorization of Transaction. Subject only to the requisite approval of the Merger and this Agreement by the Shareholders, Target has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by the Shareholders. The Target Board of Directors has unanimously approved the Merger and this Agreement. Assuming the due authorization, execution and delivery by Acquiror and Merger Sub, this Agreement constitutes the valid and legally binding obligation of Target, enforceable against Target in accordance with its terms and conditions, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

             4.3 Subsidiaries and Affiliates. As of the date of this Agreement, Target does not have any subsidiary or any equity or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. As of the Effective Time, Target will own no equity or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. Target has not agreed and is not obligated to make, nor is bound by, any contract as in effect as of the date of this Agreement or that will be in effect as of the Closing Date under which it may become obligated to make any future investment in or capital contribution to any other entity. Target has never been a general partner of any general partnership or limited partnership.

             4.4 No Conflicts.

                    (a) The execution, delivery and performance of this Agreement by Target, and the consummation of the transactions contemplated hereby will not:

                         (i) constitute a material violation (with or without
the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Target;

                         (ii) result in a default under (with or without the
giving of notice or lapse of time, or both) , or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other material restriction, encumbrance, obligation or liability to which Target is a party or by which Target is bound or to which its assets are subject;

                         (iii) result in the creation of any liens, mortgages,
pledges, deeds of trust, security interests, charges, encumbrances or any other adverse claims of interest (each, an "Encumbrance") upon any assets of Target or Target Stock;

                         (iv) conflict with or result in a breach or default
under any provision of the Articles of Incorporation or Bylaws of Target; or

                         (v) invalidate or adversely affect any material permit,
license or authorization used in the conduct of Target's business.

             (b) No consent, waiver, permit, approval, order or authorization of, or registration, declaration or filing with any Person or Governmental Entity is required by or with respect to Target in connection with the execution and delivery of this Agreement by Target or the consummation by Target of the transactions contemplated hereby, except for (i) those required under or in relation to (A) Blue Sky Laws, (B) the Securities Act, and (C) the California Corporations Code with respect to the filing of appropriate documents to effect the Merger, and (ii) such consents, waivers, permits, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, excluding those which, prior to the Effective Time, have been made or obtained, could not reasonably be expected to have a Target Material Adverse Effect.

             4.5 Brokers' Fees. Target does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, for which Acquiror could become liable or obligated after the Effective Time.

             4.6 Capitalization.

             (a) The authorized capital stock of Target consists of shares of Target Common Stock and shares of Target Preferred Stock;

             (b) As of the date hereof, the authorized capital stock of Target consists of 26,000,000 shares of Target Common Stock of which 8,690,000 are issued and outstanding, and of 9,000,000 shares of Target Preferred Stock of which 8,812,500 shares are issued and outstanding (shares of outstanding Target capital stock hereby collectively referred to as the "Outstanding Shares").
Schedule 4.6(b) of the Target Disclosure Schedules sets forth a list, which list shall be true and correct as of the date hereof and as of the Closing Date (except for any shares of Target Stock which may be issued after the date of this Agreement upon the exercise of any Target Options disclosed on Schedule 4.6(c) of the Target Disclosure Schedules), of (i) the names of all Shareholders of Target, (ii) the number of shares owned by each Shareholder, and
(iii) the address of such Shareholder as it appears on Target's records as of the date hereof. The Outstanding Shares are duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws. To the Knowledge of Target, no Person other than the Shareholders holds any interest in any of the Outstanding Shares that are held of record by those Shareholders. True and correct copies of the stock records of Target, showing all issuances and transfers of shares of capital stock of Target since inception, have been delivered to Acquiror or its counsel.

             (c) As of the date of this Agreement and as of the Closing Date, other than (i) Target Options to purchase up to 843,750 shares of Target Common Stock that have been granted and not yet exercised under the Target Stock Option Plans, (ii) 8,812,500 shares of Target Preferred Stock which are convertible into 8,812,500 shares of Target Common Stock and (iii) Target

Warrants to purchase up to 15,000 shares of Target Common Stock and Target Preferred Stock that have been issued and not yet exercised, there are no outstanding rights of first refusal or offer, preemptive rights, stock purchase rights or other agreements, either directly or indirectly, for the purchase or acquisition from Target or any Shareholder of any shares of Target Capital Stock or any securities convertible into or exchangeable for shares of Target Capital Stock. Set forth on Schedule 4.6(c) of the Target Disclosure Schedules is a spreadsheet which accurately reflects (i) the number of Target Options and other stock purchase rights outstanding, (ii) the grant or issue dates, and (iii) the exercise or conversion prices thereof and, for each Option holder (A) which of their Options is vested, (B) the number of shares to which each such holder has the vested right to acquire as of the date hereof and as of the Closing Date, and (C) the address of such Option holder as it appears on Target's records as of the date hereof. Target has delivered to Acquiror or its counsel true and correct copies of the Target Stock Option Plans, all stock option agreements and exercise documentation relating to Target Options granted thereunder and all agreements with respect to stock purchase rights. Schedule 4.6(c) of the Target Disclosure Schedules also identifies all options, warrants or other stock purchase rights that have been offered in connection with any employee or consulting agreement but that, as of the date hereof, have not been issued or granted. The Target Options were issued in compliance with all applicable federal and state securities laws.

             (d) Other than as contemplated by this Agreement, Target is not a party or subject to any agreement or understanding and, to the Knowledge of Target, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of Target or the voting by any director of Target. No Shareholder, or to Target's Knowledge, any affiliate thereof, is indebted to Target, and Target is not indebted to any Shareholder, or to Target's Knowledge, any affiliate thereof. Target is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

             (e) All rights of refusal, co-sale rights and registration rights granted by Target with respect to Target Capital Stock or stock purchase rights of Target are set forth on Schedule 4.6(e) of the Target Disclosure Schedules.

             4.7 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock voting as a separate class, and the holders of a majority of the outstanding Target Preferred Stock voting as a separate class, is the only vote of the holders of any class or series of the Target capital stock necessary to approve this Agreement and the transactions contemplated hereby.

             4.8 Books and Records; Organizational Documents.

             (a) The books, records and accounts of Target (i) are true, complete and correct in all material respects, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Target, and (iii) accurately and fairly reflect the basis for Target's Financial Statements.

             (b) Target has devised and maintains a system of internal accounting controls sufficient for companies at an applicable stage of development to provide reasonable assurances that:

(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of Target are recorded in accordance with GAAP.

             (c) Target has written records of its proceedings, consents, actions and meetings of its shareholders and directors or any committee thereof, where such proceedings, consents, actions and meetings were related to corporate matters material to Target's business, financial condition, operations or results of operations. Target has made available to Acquiror or its counsel for examination all documents and information listed in Target Disclosure Schedules or in any other exhibit or schedule called for by this Agreement including, without limitation, the following: (a) copies of Target's Articles of Incorporation and Bylaws as currently in effect; (b) all written records of all proceedings, consents, actions, and, to the extent available in writing, meetings of Target's stockholders, board of directors and any committees thereof; (c) Target's stock ledger and journal reflecting all stock issuances and transfers and (d) all Governmental Permits issued by, and filings by Target with, any regulatory agency with respect to Target or any securities of Target, and all applications for such permits, orders, and consents.

             4.9 Title to Assets. Target has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased by it, or shown on Target's Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of Target's Most Recent Balance Sheet.

             4.10 Financial Statements. Schedule 4.10 of the Disclosure Schedules includes the following financial statements (collectively the "Target's Financial Statements"): audited consolidated balance sheets and statements of income as of and for the year ended December 31, 1999 (the "Target's Most Recent Fiscal Year End") for Target and the unaudited consolidated balance sheets and statements of income as of and for the six-month period ended June 30, 2000 for Target (the "Target Interim Statements"). Target's Financial Statements (including the notes thereto) are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Target as of such dates and the results of operations of Target for such periods, except that the Target Interim Statements do not contain footnotes and are subject to normal year-end audit adjustments which shall not be material in amount.

             4.11 Events Subsequent to Target's Most Recent Balance Sheet. Since the date of Target's Most Recent Balance Sheet, there has been no change in the assets, liabilities or financial condition of Target, except for changes in the Ordinary Course of Business or which individually or in the aggregate are not material, and there has not been a Target Material Adverse Effect by any occurrence, state of facts or development, individually or in the aggregate, whether or not insured against. Without limiting the generality of the foregoing since that date Target has not: (i) issued any stock, bond or other security (except shares issued in connection with the exercise of employee stock options), (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred in the Ordinary Course of Business and liabilities under contracts entered into in the Ordinary Course of Business,
(iii) declared or made any payment or distribution to equity holders or purchased or redeemed any share of its capital stock or other security, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current Taxes not yet due and payable, except for mortgages, pledges or liens that do not exceed $10,000 in the aggregate, (v) sold, assigned or transferred any of its assets except in the Ordinary Course of Business, or canceled any debt or claim, (vi) suffered any material loss of property or waived any right of substantial value whether or not in the Ordinary Course of Business, (vii) made any change to Target's employee benefit plans,
(viii) made any change in Target's accounting principles and practices, (ix) made any material change in the manner of business or operations, (x) entered into any material transaction except in the Ordinary Course of Business or as otherwise contemplated hereby, or (xi) entered into any commitment (contingent or otherwise) to do any of the foregoing.

             4.12 Legal Proceedings. There is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Target (or, to Target's Knowledge, against any officer, director, employee or agent of Target in his or her capacity as such), or to Target's Knowledge affecting Target's business before any court, administrative agency or arbitrator, and to Target's Knowledge, no such action, suit, proceeding, arbitration, mediation, claim or investigation has been threatened. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Target. To Target's Knowledge without acknowledging that any such potential claim has merit, there is no basis for any person, firm, corporation or other entity to assert a claim against Target based upon: (i) Target's entering into this Agreement or the Merger or any of the transactions contemplated by this Agreement, or (ii) a claim of ownership to options, warrants or other rights, commitments or agreements of any character to acquire ownership of, any shares of the capital stock of Target or any rights as a Shareholder, including any option, warrant or preemptive rights or rights to notice or to vote, other than for the normal rights of Shareholders with respect to Target Stock. No Governmental Entity has at any time challenged or questioned in a writing delivered to Target the legal right of Target to design, offer or sell any of its products or services in connection with Target's business in the present manner or style thereof. To Target's Knowledge, as of the date of this Agreement, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Target to seek indemnification from Target.

             4.13 Compliance with Laws and Orders. Target holds all permits, licenses, exemptions, orders and approvals from, and has made all filings with, Governmental Entities, that are necessary for Target to continue to conduct Target's business as presently conducted without any violation of applicable law ("Governmental Permits") and all such Governmental Permits are in full force and effect. Target has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit. Target is not subject to any reporting or filing requirement with or to any Governmental Entity, or under applicable law, or pursuant to any Governmental Permit other than such requirements which are applicable to companies similarly situated to Target. Neither Target nor, to Target's Knowledge, any director, officer, agent or employee of Target has, for or on behalf of Target, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other payment in violation of applicable law.

             4.14 Tax Matters.

             (a) DEFINITION OF TAXES. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

             (b) EXECUTIVE COMPENSATION TAX. There is no contract, agreement, plan or arrangement to which Target is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of Target, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code, and the transactions contemplated by this Agreement will not give rise to the payment of any amount that would not be deductible under the aforementioned sections of the Code.

             (c) TAX RETURNS AND AUDITS.

                         (i) Target as of the Effective Time will have prepared
and filed or caused to be prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports for periods ending prior to the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to Target or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                         (ii) Target as of the Effective Time: (A) will have
paid or accrued all Taxes it is required to pay or accrue prior to the Effective Time, and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                         (iii) Target has not been delinquent in the payment of
any Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Target, nor has Target executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                         (iv) No audit or other examination of Target is
currently in progress, nor has Target been notified of any request for such an audit or other examination.

                         (v) Target does not have any liabilities for unpaid
federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP in the Target Financial Statements, whether asserted or unasserted, contingent or otherwise, and Target has no Knowledge of any basis for the assertion of any such liability attributable to Target, its assets or operations.

                         (vi) Target has provided to Acquiror copies of all
federal and state income and all state sales and use Tax Returns for all periods since the date of Target's incorporation.

                         (vii) There are (and as of immediately following the
Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of Target relating to or attributable to Taxes, other than Liens for Taxes not yet due.

                         (viii) Target has no Knowledge of any basis for the
assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Target, other than Liens for Taxes not yet due.

                         (ix) None of Target's assets are treated as "tax-exempt
use property" within the meaning of Section 168(h) of the Code.

                         (x) Target has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Target.

                         (xi) Target is not a party to a tax sharing or
allocation agreement nor does the Company owe any amount under any such agreement.

                         (xii) Target is not, and has not been at any time, a
"United States real property holding corporation" within the meaning of Section 897(c) (2) of the Code.

                         (xiii) Target has (A) never been a member of an
affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was Target), (B) no liability for the Taxes of any person (other than Target or any of its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

                         (xiv) No adjustment relating to any Return filed by
Target has been proposed formally or, to the Knowledge of Target, informally by any tax authority to Target or any representative thereof.

                         (xv) Target has not constituted either a "distributing
corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

             4.15 Intellectual Property.

             (a) "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all mask works, maskwork registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (vii) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (viii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world, including, without limitation, moral rights.

             (b) "Target Intellectual Property" means any and all Technology and any and all Intellectual Property, including the Target Registered Intellectual Property (as defined below), that is or are owned by or exclusively licensed to the Company.

             (c) "Target Registered Intellectual Property" means all United States, international and foreign: (i) Patents, including applications therefor;
(ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; (iv) Maskwork registrations and applications to register Maskworks; and (v) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

             (d) "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for taxes not yet due and payable,
(iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

             (e) "Technology" means any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks, service marks; (vi) World Wide Web addresses, domain names and sites; (vii) tools, methods and processes; and (viii) all instantiations of the foregoing in any form and embodied in any media.

             (f) Schedule 4.15(f) of the Target Disclosure Schedules lists all Target Intellectual Property and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to (excluding third party Intellectual Property licensed to Target) any of Target Registered Intellectual Property or Target Intellectual Property.

             (g) Each item of Target Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Target Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Target Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by Target within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property. In each case in which Target has acquired any Technology or Intellectual Property from any person, Target has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property (including the right to seek past and future damages with respect thereto) to Target. Target has recorded each such assignment of Registered Intellectual Property assigned to Target with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Target has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property, which claim of status was at the time made, or which has since become, or as a result of the transactions contemplated hereby will become, inaccurate or false.

             (h) Target has no Knowledge of any facts or circumstances that would render Target Intellectual Property invalid or unenforceable. Without limiting the foregoing, Target knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Target Registered Intellectual Property invalid or unenforceable, or would adversely effect any pending application for any Target Registered Intellectual Property and Target has not misrepresented, or failed to disclose, and have no Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Target Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Target Registered Intellectual Property.

             (i) Each item of Company Intellectual Property is free and clear of any Security Interests except for non-exclusive licenses granted to end-user customers in the Ordinary Course of Business, and Target is the exclusive owner or exclusive licensee of all Target Intellectual Property. Without limiting the foregoing: (i) to Target's Knowledge, Target is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of Target, including the sale, licensing, distribution or provision of any products or services by Target; (ii) Target owns exclusively, and has good title to, all Copyrighted works that are products of Target or which Target otherwise purports to own; and (iii) to the extent that any Patents would otherwise be infringed by any product or services of Target, such Patents constitute Target Intellectual Property.

             (j) All Target Intellectual Property will be fully transferable, alienable or licensable by the Surviving Corporation and/or Acquiror without restriction and without payment of any kind to any third party.

             (k) To the extent that any material Target Technology has been developed or created by a third party for Target, Target has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property with respect to such Technology by operation of law or by valid assignment.

             (l) With the exception of software which is the subject of a "shrink-wrap" or similar widely-available commercial end-user license, all Technology used in or necessary to the conduct of Target's business as presently conducted or currently contemplated to be conducted by Target was written and created solely by either (i) employees of Target acting within the scope of their employment, or (ii) by third parties who have agreed to assign or have validly and irrevocably assigned all of their rights, including Intellectual Property therein, to Target, and no third party owns or has any rights to any of Target Intellectual Property.

             (m) No product of Target, either complete or under development, incorporates or includes any third party software, including freeware and shareware.

             (n) Target has taken all steps that are reasonably required to protect Target's rights in confidential information and trade secrets of Target or provided by any other person to Target. Without limiting the foregoing, Target has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement (an "Assignment Agreement"), substantially in the form set forth in
Schedule 4.15(n) of the Target Disclosure Schedules, and all current and former employees, consultants and contractors of Target have executed such an Assignment Agreement. Pursuant to such Assignment Agreements, Target has full and valid title in all Technology, including all accompanying Intellectual Property, created by such employees, consultant and contractors in the scope of his or her services or employment for Target.

             (o) No person who has licensed Technology or Intellectual Property to Target has ownership rights or license rights to improvements made by Target in such Technology or Intellectual Property.

             (p) The Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property that is or was Target Intellectual Property, to any other person.

             (q) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" and "click-wrap" licenses in the form set forth in Schedule 4.15(q) of the Target Disclosure Schedules, the contracts, licenses and agreements listed in Schedule 4.15(q) of the Target Disclosure Schedules, include all material contracts, licenses and agreements to which Target is a party with respect to any Technology or Intellectual Property. Target is not in breach of nor has Target failed to perform under, any of the foregoing contracts, licenses or agreements and, to Target's' Knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

             (r) Schedule 4.15(r) of the Target Disclosure Schedules lists all material contracts, licenses and agreements between Target and any other person wherein or whereby Target has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Target or such other person of the Intellectual Property of any person other than Target.

             (s) To the Knowledge of Target, there are no contracts, licenses or agreements between Target and any other person with respect to Target Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Target thereunder.

             (t) The operation of the business of Target as it currently is conducted or is contemplated to be conducted by Target, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Target does not and will not and will not when conducted by Acquiror and/or the Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and Target has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Target infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

             (u) To Target's Knowledge, no person is infringing or misappropriating any Target Intellectual Property Right.

             (v) No Target Intellectual Property or service of Target is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Target or may affect the validity, use or enforceability of such Target Intellectual Property.

             (w) No (i) product, technology, service or publication of Target,
(ii) material published or distributed by Target, or (iii) conduct or statement of Target constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

             (x) The Target Intellectual Property constitutes all the Technology and Intellectual Property used in and/or necessary to the conduct of the business of Target as it currently is conducted, and, to the Knowledge of Target and the Principal Stockholders, as it is currently planned or contemplated to be conducted by Target, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

             (y) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Acquiror or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which Target is a party, will result in (i) either Acquiror or the Surviving Corporation granting to any third party any right to or with respect to any Technology or Intellectual Property owned by, or licensed to, either of them, (ii) either the Acquiror or the Surviving Corporation being bound by, or subject to, any noncompete or other restriction on the operation or scope of their respective businesses, or (iii) either the Acquiror or the Surviving Corporation being obligated to pay any royalties or other amounts to any third party in excess of those payable by Acquiror or the Surviving Corporation, respectively, prior to the Closing.

             (z) There are no royalties, fees, honoraria or other payments payable by Target to any person or entity by reason of the ownership, development, use, license, sale or disposition of the Target Intellectual Property, other than salaries, sales commissions and other forms of compensation paid to employees and sales agents in the Ordinary Course of Business.

             4.16 Contracts. Schedule 4.16 of the Target Disclosure Schedules lists the following contracts and other agreements to which Target is a party:

             (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per year;

             (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000;

             (c) any agreement concerning a partnership or joint venture;

             (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

             (e) any agreement concerning confidentiality not entered into in the Ordinary Course of Business, or any noncompetition or similar agreement;

             (f) any agreement with any of Target's officers, directors or Shareholders and their Affiliates (other than Target);

             (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

             (h) any collective bargaining agreement;

             (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

             (j) any agreement under which the consequences of a default or termination could have a Target Material Adverse Effect; or

             (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000, other than agreements entered into after the date hereof for which Target has obtained oral approval from Acquiror.

        Target has delivered to Acquiror a correct and complete copy of each written agreement listed in Schedule 4.16 of the Target Disclosure Schedules. With respect to each such agreement: (i) the agreement is valid and legally binding obligation of Target, enforceable against Target in accordance with its terms and conditions, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and is in full force and effect in all material respects; (ii) Target is not in material breach or default, and to Target's Knowledge, no other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) to Target's Knowledge no party has repudiated any provision of the agreement.

             4.17 Real Property. Schedule 4.17 of the Target Disclosure Schedules lists and describes briefly all real property leased or subleased to Target. Target has delivered to Acquiror correct and complete copies of the leases and subleases listed in Schedule 4.17 of the Target Disclosure Schedules. With respect to each material lease and sublease listed in Schedule 4.17 of the Target Disclosure Schedules:

             (a) the lease or sublease is legal, valid and legally binding obligation of Target, enforceable against Target in accordance with its terms and conditions, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and is in full force and effect in all respects;

             (b) Target is not in material breach or default, and to Target's Knowledge, no other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

             (c) to Target's Knowledge, no party to the lease or sublease has repudiated any provision thereof;

             (d) to Target's Knowledge there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

             (e) Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

             (f) all facilities leased or subleased thereunder have received, to the Knowledge of Target, all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

             4.18 Undisclosed Liabilities. Target has no liability that would be required to be disclosed on a balance sheet prepared in accordance with GAAP (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for (i) liabilities set forth on the face of Target's Most Recent Balance Sheet or in any notes thereto, and
(ii) liabilities which have arisen after Target's Most Recent Balance Sheet in the Ordinary Course of Business.

             4.19 Notes and Accounts Receivable. All of the accounts receivable of Target reflected on Target's Recent Balance Sheet (other than those collected in full in the Ordinary Course of Business) arose from bona fide transactions in the Ordinary Course of Business and are valid receivables subject to no setoffs or counterclaims, subject to any reserves relating thereto reflected on Target's Most Recent Balance Sheet. The reserve for bad debts set forth on the face of Target's Most Recent Balance Sheet has been determined in accordance with GAAP on a basis consistent with past custom and practice of Target.

             4.20 Powers of Attorney. Except for powers of attorney entered into in connection with trademark filings or otherwise in the Ordinary Course of Business, there are no outstanding powers of attorney executed on behalf of Target.

             4.21 Insurance. Schedule 4.21 of the Target Disclosure Schedules identifies each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which Target is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) the policy is valid, binding, enforceable, and in full force and effect in all respects except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; (ii) neither Target nor to Target's Knowledge any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) to Target's Knowledge, no party to the policy has repudiated any provision thereof. Target does not participate in any self-insurance arrangements.

             4.22 Guaranties. Target is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

             4.23 Employees. To the Knowledge of Target, as of the date of this Agreement Target is not aware that any executive, key employee, or significant group of employees plans to terminate employment with Target prior to the Closing Date. Target is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute. Target has not committed any unfair labor practice, which, individually or in the aggregate would have a Target Material Adverse Effect. None of the directors and officers of Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Target. Target has complied in all respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity and collective bargaining, except for such failures to comply which, individually and in the aggregate, would not have a Target Material Adverse Effect.

             4.24 Employee Benefits.

             (a) Schedule 4.24(a) of the Target Disclosure Schedules lists each Employee Benefit Plan that Target maintains or to which Target contributes.

                         (i) Each such Employee Benefit Plan (and each related
trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                         (ii) All required reports and descriptions (including
Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of subtitle B of Title I of ERISA and of Code Section 4980B have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (iii) All contributions (including all employer
contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid or have been accrued in accordance with past custom with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (iv) Each such Employee Benefit Plan which is an
Employee Pension Benefit Plan has received, within the last two years, a favorable determination, notification, advisory and/or opinion letter from the Internal Revenue Service or has a remaining period of time under applicable law in which to apply for such letter or to make any amendment necessary to obtain a favorable determination.

                         (v) If applicable, the market value of assets under
each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                         (vi) Target has delivered to or made available to
Acquiror correct and complete copies of the plan documents and summary plan descriptions, the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

             (b) With respect to each Employee Benefit Plan that Target and the Controlled Group of Corporations which includes Target maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                         (i) No such Employee Benefit Plan which is an Employee
Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer
Plan) has been instituted or, to the Knowledge of Target, threatened.

                         (ii) There have been no Prohibited Transactions with
respect to any such Employee Benefit Plan which is not otherwise exempt under applicable law. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Target, threatened.

                         (iii) Target has not incurred any liability (whether
known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

             (c) None of Target and the other members of the Controlled Group of Corporations that includes Target contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) , including any withdrawal liability, under any Multiemployer Plan.

             (d) Target does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B or any similar provisions of state law).

             4.25 Assets. All assets of Target are in good operating condition and sufficient for Target's use thereof, normal wear and tear excepted, except where such failure to be in good operating condition could not reasonably be expected to result in a Target Material Adverse Effect. Target owns or has rights to use all assets necessary for the conduct of its business and operations as presently conducted or reflected on Target's Most Recent Balance Sheet, except where the lack of such ownership or rights could not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect.

             4.26 Transactions With Target. None of the Shareholders and, to Target's Knowledge, their Affiliates own any material asset, tangible or intangible, which is used in the business of Target.

             4.27 Hart-Scott-Rodino. Target does not meet the criteria listed in
Section 201 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                                       V.
          REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND MERGER SUB

        Acquiror represents and warrants to Target, as of the date hereof and as of the Closing Date, except for representations and warranties that are limited to a specific date and as expressly set forth in the disclosure schedules attached hereto on the date hereof (the "Acquiror Disclosure Schedules"), as follows:

             5.1 Organization, Qualification and Corporate Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Acquiror and Merger Sub is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), capitalization, operations or results of operations of Acquiror and its subsidiaries taken as a whole ("Acquiror Material Adverse Effect"). Each of Acquiror and Merger Sub has all necessary corporate power and corporate authority to carry on its business as presently conducted and to own and use the properties owned and used by it. Schedule 5.1 of the Acquiror Disclosure Schedules lists the directors and officers of Acquiror and Merger Sub.

             5.2 Authorization of Transaction. Each of Acquiror and Merger Sub has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and to issue, sell and deliver the Merger Shares. Assuming the due authorization, execution and delivery by Target, this Agreement constitutes the valid and legally binding obligation of Acquiror and Merger Sub, enforceable against Acquiror or Merger Sub in accordance with its terms and conditions, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Other than filings with respect to the Merger, neither Acquiror nor Merger Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

             5.3 Subsidiaries and Affiliates. Except as set forth on Schedule
5.3 of the Acquiror Disclosure Schedules, as of the date of this Agreement, Acquiror does not have any subsidiary or any equity or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. Except as set forth on Schedule
5.3 of the Acquiror Disclosure Schedules, Acquiror has not agreed and is not obligated to make, nor is bound by, any contract as in effect as of the date of this Agreement or that will be in effect as of the Closing Date under which it may become obligated to make any future investment in or capital contribution to any entity. Except as set forth on Schedule 5.3 of the Acquiror Disclosure Schedules, Acquiror has never been a general partner of any general partnership or limited partnership.

             5.4 No Conflicts.

             (a) The execution, delivery and performance of this Agreement by Acquiror, and the consummation of the transactions contemplated hereby will not:

                         (i) constitute a material violation (with or without
the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Acquiror;

                         (ii) result in a material default under (with or
without the giving of notice or lapse of time, or both), or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which Acquiror is a party or by which Acquiror is bound or to which its assets are subject;

                         (iii) result in the creation of any material
Encumbrances upon any assets of Acquiror or Acquiror Common Stock;

                         (iv) conflict with or result in a breach of or
constitute a default under any provision of Acquiror's Certificate of Incorporation or Bylaws; or

                         (v) invalidate or adversely affect any material permit,
license or authorization or status used in the conduct of Acquiror's business.

             (b) No consent, waiver, permit, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror or Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) those required under or in relation to (A) Blue Sky Laws, (B) the Securities Act, and (C) the California Corporations Code with respect to the filing of appropriate documents to effect the Merger, and (ii) such consents, waivers, permits, approvals, orders, authori-zations, registrations, declarations and filings the failure of which to make or obtain, excluding those which, prior to the Effective Time, have been made or obtained, could not reasonably be expected to have an Acquiror Material Adverse Effect.

             5.5 Brokers' Fees. Neither Acquiror nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Acquiror or the Surviving Corporation could become liable or obligated after the Effective Time.

             5.6 Capital Structure. The authorized stock of Acquiror consists of 34,000,000 shares of Common Stock, $0.001 par value, of which 10,753,863 shares were issued and outstanding as of September 7, 2000, and 13,354,778 shares of Preferred Stock, $0.001 par value; of which 4,278,854 shares have been designated Series A Preferred Stock, all of which have been issued and outstanding as of September 7, 2000; of which 1,625,924 shares have been designated Series B Preferred Stock; 1,600,284 shares of which have been issued and outstanding as of September 7, 2000; of which 1,200,000 shares have been designated Series C Preferred Stock, of which 1,180,000 shares have been issued and outstanding as of September 7, 2000; of which 2,250,000 shares have been designated Series D Preferred Stock, of which 2,213,781 shares have been issued and outstanding as of September 7, 2000; of which 4,000,000 shares have been designated Series E Preferred Stock, of which 3,253,336 shares have been issued and outstanding as of September 7, 2000. All such shares of Acquiror have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, are not subject to preemptive rights created by statute, the charter documents or Bylaws of Acquiror as currently in effect or any agreement to which Acquiror is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. Acquiror has reserved an aggregate of 11,756,205 shares of Acquiror Common Stock for issuance to employees, directors and consultants upon the exercise of stock options pursuant to the Acquiror's 1995 Stock Plan, of which (i) 4,062,307 shares of Acquiror Common Stock were outstanding as a result of the exercise of vested options or the issuance of restricted stock as of September 7, 2000, (ii) 6,505,334 shares were issuable, as of September 7, 2000, upon the exercise of outstanding stock options and
(iii) 1,188,564 shares remained available for future grant under the Acquiror's 1995 Stock Plan as of September 7, 2000. As of the date hereof, there are no approved but unissued options to purchase Acquiror Common Stock. As of the date hereof, Acquiror has issued and outstanding the following warrants: (i) warrants to purchase an aggregate of 25,640 shares of Series B Preferred Stock; (ii) warrants to purchase an aggregate of 20,000 shares of Series C Preferred Stock;
(iii) warrants to purchase an aggregate of 20,000 shares of Series D Preferred Stock; and warrants to purchase an aggregate of 66,667 shares of Series E Preferred Stock. Other than as described above and as set forth in (i) Acquiror's Fourth Amended and Restated Rights Agreement dated April 6, 1998 between Acquiror and the entities listed on Exhibit A thereto (the "Acquiror Rights Agreement") and (ii) Acquiror's Series E Preferred Stock Agreement dated April 6, 1998 between Acquiror and the entities listed on Exhibit A thereto (the "Series E Agreement") there are no outstanding rights of first refusal or offer, preemptive rights, stock purchase rights or other agreements, either directly or indirectly, for the purchase or acquisition from Target or any Shareholder of any shares of Target Capital Stock or any securities convertible into or exchangeable for shares of Target Capital Stock.

             5.7 Books and Records; Organizational Documents.

             (a) The books, records and accounts of Acquiror and Merger Sub (i) are true, complete and correct, (ii) are stated in reasonable detail and , to the Acquiror's knowledge, accurately and fairly reflect the transactions and dispositions of the assets of Acquiror and Merger Sub, and (iii) to the Acquiror's knowledge, accurately and fairly reflect the basis for Acquiror's Financial Statements.

             (b) Acquiror has devised and maintains a system of internal accounting controls sufficient for companies at an applicable stage of development to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of Target are recorded in accordance with GAAP.

             (c) Acquiror and Merger Sub have written records of their respective proceedings, consents, actions and meetings of their respective shareholders and directors or any committee thereof, where such proceedings, consents, actions and meetings were related to corporate matters material to Acquiror's business, financial condition, operations or results of operations. Acquiror and Merger Sub have made available to Target or its counsel for examination all documents and information listed in Acquiror Disclosure Schedules or in any other exhibit or schedule called for by this Agreement including, without limitation, the following: (i) copies of Acquiror's and Merger Sub's Certificate of Incorporation and Bylaws as currently in effect;
(ii) all written records of all proceedings, consents, actions and, to the extent available in writing, meetings of Acquiror's and Merger Sub's stockholders, board of directors and any committees thereof; (iii) Acquiror's and Merger Sub's stock ledger and journal reflecting all stock issuances and transfers; and (iv) all permits, orders, and consents issued by, and filings by Acquiror and Merger Sub with, any Government Entity, and all applications for such permits, orders, and consents.

             5.8 Title to Assets. Acquiror and Merger Sub have good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased by them, located on their premises, or shown on Acquiror's balance sheet for the quarter ended June 30, 2000 ("Acquiror's Most Recent Balance Sheet") or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of Acquiror's Most Recent Balance Sheet.

             5.9 Financial Statements. Attached hereto as Schedule 5.9 to the Acquiror Disclosure Schedules are the following financial statements (collectively the "Acquiror's Financial Statements"): audited consolidated balance sheets and statements of income as of and for the year ended September 30, 1999 (the "Acquiror's Most Recent Fiscal Year End") for Acquiror and the unaudited consolidated balance sheets and statements of income as of and for the nine-month period ending June 30, 2000 for Acquiror (the "Acquiror Interim Statements") . Acquiror's Financial Statements (including the notes thereto) are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Acquiror as of such dates and the results of operations of Acquiror for such periods, except that the Acquiror Interim Statements do not contain footnotes and are subject to normal year-end audit adjustments which shall not be material in amount.

             5.10 Events Subsequent to Acquiror's Most Recent Balance Sheet. Since the date of Acquiror's Most Recent Balance Sheet, there has been no change in the business, assets, liabilities or financial condition of Acquiror, except for changes in the Ordinary Course of Business which individually or in the aggregate have not had an Acquiror Material Adverse Effect and there has not been an Acquiror Material Adverse Effect by any occurrence, state of facts or development, individually or in the aggregate, whether or not insured against. Without limiting the generality of the foregoing, since the date of Acquiror's Most Recent Balance Sheet, Acquiror has not: (i) issued any stock, bond or other security (except shares issued in connection with the exercise of employee stock options), (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred in the Ordinary Course of Business and liabilities under contracts entered into in the Ordinary Course of Business, (iii) declared or made any payment or distribution to equity holders or purchased or redeemed any share of its capital stock or other security, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current Taxes not yet due and payable, except for mortgages, pledges or liens that do not exceed $100,000 in the aggregate, (v) sold, assigned or transferred any of its assets except in the Ordinary Course of Business, or canceled any debt or claim, (vi) suffered any material loss of property or waived any right of substantial value whether or not in the Ordinary Course of Business, (vii) made any material change to Acquiror's employee benefit plans, (viii) made any change in Acquiror's accounting principles and practices, (ix) made any material change in the manner of business or operations, (x) entered into any material transaction except in the Ordinary Course of Business or as otherwise contemplated hereby, or (xi) entered into any commitment (contingent or otherwise) to do any of the foregoing.

             5.11 Legal Proceedings. Except as would not have an Acquiror Material Adverse Effect, there is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Acquiror (or to Acquiror's knowledge against any officer, director, employee or agent of Acquiror in his or her capacity as such) or affecting Acquiror's business before any court, administrative agency or arbitrator, and to Acquiror's Knowledge, no such action, suit, proceeding, arbitration, mediation, claim or investigation has been threatened. Except as would not have an Acquiror Material Adverse Effect, there is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Acquiror. Except as set forth in Schedule 5.11 of the Acquiror Disclosure Schedules, to Acquiror's Knowledge, there is no basis for any person, firm, corporation or other entity to assert a claim against Acquiror based upon: (i) Acquiror's entering into this Agreement or the Merger or any of the transactions contemplated by this Agreement, or (ii) a claim of ownership to options, warrants or other rights, commitments or agreements of any character to acquire ownership of, any shares of the capital stock of Acquiror or any rights as a shareholder of Acquiror, including any option, warrant or preemptive rights or rights to notice or to vote, other than for the normal rights of shareholders with respect to Acquiror Stock. No Governmental Entity has at any time challenged or questioned in a writing delivered to Acquiror the legal right of Acquiror to design, offer or sell any of its products or services in connection with Acquiror's business in the present manner or style thereof. To Acquiror's Knowledge, as of the date of this Agreement, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Acquiror to seek indemnification from Acquiror.

             5.12 Compliance with Laws and Orders. Acquiror has complied, and is now and at the Closing Date will be in compliance with, to Acquiror's Knowledge, all applicable law except for such noncompliance which, individually or in the aggregate, would not be material to Acquiror's business. Acquiror holds all permits, licenses, exemptions, orders and approvals from and has made all filings with Governmental Entities that are necessary for Acquiror to continue to conduct Acquiror's business as presently conducted without violation of applicable law ("Acquiror Governmental Permits") that are necessary for Acquiror to continue to conduct Acquiror's business substantially as presently conducted without any violation of applicable law and all such Acquiror Governmental Permits are in full force and effect. Acquiror has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of law or any Acquiror Governmental Permit or any failure to comply with any term or requirement of any Acquiror Governmental Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Acquiror Governmental Permit. Acquiror is not subject to any reporting or filing requirement with or to any Governmental Entity, or under applicable law, or pursuant to any Acquiror Governmental Permit other than such requirements which are applicable to companies similarly situated to Acquiror. Neither Acquiror nor any director, officer, agent or employee of Acquiror has, for or on behalf of Acquiror, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other payment in violation of applicable law, which violation for the purposes of clause (iii) only, is not materially adverse to Acquiror's business.

             5.13 Tax Matters. (i) Acquiror has timely filed all federal, state, county, local and foreign Returns required to be filed by it except where failures to file such Returns would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect; (ii) all such Returns are complete and accurate except where failures of such Returns to be complete and accurate would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect; (iii) Acquiror has paid all Taxes (whether or not shown to be due by such returns) as well as all other Taxes, assessments and governmental charges that have become due or payable except where failures to pay such Taxes would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect;
(iv) Acquiror has withheld and collected all amounts required to be withheld from amounts owing to employees, creditors and third parties except where failures to withhold and collect such Taxes would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect;
(v) adequate reserves have been established for all Taxes accrued but not yet payable except where failures to establish such reserves would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect; (vi) no deficiency or adjustment of Acquiror's federal, state, county, local or foreign Taxes has been asserted or proposed, or is pending or threatened except where such deficiencies or adjustments did not or would not reasonably be expected to, individually or in the aggregate, have an Acquiror Material Adverse Effect; and (vii) there are no Tax liens outstanding against the assets, properties or business of Acquiror other than liens for current Taxes not yet due and payable except where such liens would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

             5.14 Intellectual Property; Proprietary Information of Third
Parties.

             (a) INTELLECTUAL PROPERTY. Acquiror owns or possesses all valid licenses or other rights to use all Intellectual Property necessary to the conduct of its business as currently conducted and no claim is pending or, to the Knowledge of Acquiror, threatened to the effect that the operations of Acquiror infringe upon, misappropriate, violate or conflict with the asserted rights of any other Person under any Intellectual Property. To the Knowledge of Acquiror there is no valid basis for any such claim (whether or not pending or threatened) . All of the Intellectual Property that Acquiror licenses from third parties is licensed pursuant to the agreements listed on Schedule 5.14 of the Acquiror's Disclosure Schedules, all of which are valid and in full force and effect. No claim is pending or, to the Knowledge of Acquiror, threatened to the effect that any such Intellectual Property owned or licensed by Acquiror, or which Acquiror otherwise has the right to use, is invalid or unenforceable by Acquiror, and, to the Knowledge of Acquiror, there is no basis for any such claim (whether or not pending or threatened). Acquiror has not granted or assigned to any other Person any right to license or sell the Intellectual Property of Acquiror. Except as set forth in Schedule 5.14(a) of the Acquiror Disclosure Schedules, Acquiror has not granted or assigned to any other Person any right to license to others or sell its Intellectual Property.

             (b) PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed in writing or, to the Knowledge of Acquiror, has a valid basis to claim that any Person employed by or affiliated with Acquiror has (i) violated or is violating any of the terms or conditions of such Person's employment, noncompetition or nondisclosure agreement with such third party, (ii) disclosed or is disclosing or utilized or is utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or is interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested in writing information from Acquiror which could reasonably be interpreted to suggest that such a claim might be contemplated. To the Knowledge of Acquiror, no Person employed by or affiliated with Acquiror has employed or proposes to employ, any trade secret or any information or documentation in violation of the proprietary rights of any former employer, and, to the Knowledge of Acquiror, no Person employed by Acquiror has violated any confidential relationship which such Person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Acquiror and there is no reason to believe there will be any such employment or violation.

             5.15 Contracts. With respect to any material lease, agreement or contract now in effect to which Acquiror is a party or by which it or its property may be bound, (i) the agreement is valid, binding, enforceable, and in full force and effect in all material respects except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; (ii) Acquiror is not in material breach, and to Acquiror's knowledge, no other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated any material provision of the agreement.

             5.16 Undisclosed Liabilities. Acquiror and Merger Sub have no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for (i) liabilities set forth on the face of Acquiror's Most Recent Balance Sheet (or in any notes thereto), and (ii) liabilities which have arisen after Acquiror's Most Recent Fiscal Year End in the Ordinary Course of Business.

             5.17 Employees. To the Knowledge of Acquiror, no executive, key employee, or significant group of employees plans to terminate employment with Acquiror prior to the Closing Date. Acquiror has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity and collective bargaining, except for such failures to comply which, individually and in the aggregate, would not have a Material Adverse Effect on Acquiror. Schedule 5.17 of the Acquiror Disclosure Schedules lists each Employee Benefit Plan and other benefit plans that Acquiror maintains or to which Acquiror contributes.

             5.18 Notes and Accounts Receivable. All of the accounts receivable of Acquiror reflected on Acquiror's Most Recent Balance Sheet (other than those collected in full in the Ordinary Course of Business) arose from bona fide transactions in the Ordinary Course of Business and are valid receivables subject to no setoffs or counterclaims, subject to any reserves relating thereto reflected on Acquiror's Most Recent Balance Sheet. The reserve for bad debts set forth on the face of Acquiror's Most Recent Balance Sheet has been determined in accordance with GAAP on a basis consistent with past custom and practice of Acquiror.

             5.19 Powers of Attorney. Except for powers of attorney entered into in connection with trademark filings or otherwise in the Ordinary Course of Business, there are no outstanding powers of attorney executed on behalf of Acquiror.

             5.20 Transactions With Acquiror. None of the stockholders of Acquiror and their Affiliates owns any material asset, tangible or intangible, which is used in the business of Acquiror.

                                       VI.
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

             6.1 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Target agrees (except to the extent that Acquiror shall otherwise consent in writing) to carry on its business and operations in the Ordinary Course of Business in the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Target shall promptly notify Acquiror of any event or occurrence or emergency not in the Ordinary Course of Business, and any material event adversely affecting Target or its business. Except as expressly contemplated by this Agreement, Target shall not, without the prior written consent of Acquiror:

             (a) Enter into any commitment, activity or transaction not in the Ordinary Course of Business;

             (b) Except as set forth in Schedule 6.1(b) of the Target Disclosure Schedules, transfer to any person or entity any rights to any Target Intellectual Property (other than pursuant to end-user licenses in the Ordinary Course of Business) or enter into any agreement with respect to Target Intellectual Property (including the license thereof) with any person or entity;

             (c) Hire (or make any offer therefor) or terminate any employees or consultants (other than terminations for cause) or encourage any employees to resign, provided that with respect to the hiring of new employees, Acquiror's consent will not be unreasonably withheld;

             (d) Amend or otherwise modify (or agree to do so), except in the Ordinary Course of Business, or violate the terms of, any of the agreements set forth or described in Schedule 4.16 of the Target Disclosure Schedules;

             (e) Commence or settle any litigation;

             (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any outstanding shares of capital stock of Target, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Target capital stock upon the termination of service of any service providers of Target in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Acquiror, (ii) conversion of Target Preferred Stock, and (iii) exercises or conversion of Target convertible securities;

             (g) Except for (i) the issuance of shares of Target capital stock upon exercise or conversion of presently outstanding Target Preferred Stock or Target convertible securities, (ii) the granting of options to purchase shares of Target Common Stock to Target employees employed as of the date hereof as contemplated by Section 6.3 below, and (iii) as set forth in Schedule 6.1(g) of the Target Disclosure Schedules, issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Target capital stock or securities convertible into, or exercisable or exchangeable for, shares of Target capital stock, or any securities, warrants, options or rights to purchase any of the foregoing;

             (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

             (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Target;

             (j) Sell, lease, license or otherwise dispose of any of the assets or properties of Target which are not Target Intellectual Property other than in the Ordinary Course of Business, or create any security interest in such assets or properties;

             (k) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the Ordinary Course of Business, or otherwise incur any financial obligation other than in the Ordinary Course of Business;

             (l) Except as set forth in Schedule 6.1(l) of the Target Disclosure Schedules, grant any severance or termination pay (i) to any director or officer, or (ii) to any employee or consultant or increase in the salary or other compensation payable or to become payable by Target to any of its officers, directors, employees or advisors, or declare, pay or make any commitment or obligation of any kind for the payment by Target of a bonus or other additional salary or compensation to any such person, regardless of whether recorded in the financial statements of Target, or adopt or amend any employee benefit plan (including the increase or amendment of any vacation periods) or enter into any employment contract;

             (m) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business;

             (n) Accelerate the collection of notes or accounts receivable other than in the Ordinary Course of Business;

             (o) Take any action to accelerate the vesting schedule of any of the outstanding Target Options or Target capital stock;

             (p) Except for the payment of Third Party Expenses, pay, incur, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $100,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against in Target's Most Recent Balance Sheet;

             (q) Except for Third Party Expenses, incur any liabilities or commit to make any payments to any third party other than in the Ordinary Course of Business;

             (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (s) Enter into any strategic alliance or joint development arrangement or agreement;

             (t) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

             (u) Waive or commit to waive any rights with a value in excess of $10,000 (in any one case) or $30,000 (in the aggregate);

             (v) Cancel, materially amend or renew any insurance policy other than in the Ordinary Course of Business;

             (w) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which Target directly or indirectly holds any interest on the date hereof; or

             (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (w) above, or any other action that would prevent Target from performing or cause Target not to perform its covenants hereunder or to be in breach of its representations hereunder.

             6.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Article X hereof, Target will not (nor will Target permit any of Target's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Acquiror and its designees: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of Target or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets, material license of Target Intellectual Property or otherwise), any material portion of its capital stock or assets or any equity interest in Target or any of its subsidiaries, (ii) provide information with respect to it to any person, other than Acquiror, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of Target (whether by way of merger, purchase of capital stock, purchase of assets, material license of Target Intellectual Property or otherwise), any material portion of its capital stock or assets or any equity interest in Target or any of its subsidiaries, (iii) enter into an agreement with any person, other than Acquiror, providing for the acquisition of Target (whether by way of merger, purchase of capital stock, purchase of assets, material license of Target Intellectual Property or otherwise), any material portion of its capital stock or assets or any equity interest in Target or any of its subsidiaries, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Target or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets, material license of Target Intellectual Property or otherwise), any material portion of its capital stock or assets or any equity interest in Target or any of its subsidiaries by any person, other than by

Acquiror. Target shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if Target receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, Target shall immediately notify Acquiror thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Acquiror may reasonably request. Except as contemplated by this Agreement, disclosure by Target of the terms hereof (other than the prohibition of this Section 6.2) shall be deemed to be a violation of this Section 6.2.

             6.3 Target Option Grants. Target will issue that number of options to purchase Target Common Stock, prior to the Effective Time, to existing Target employees in the aggregate amount equal to .25 multiplied by the number of Target Options and Target Common Stock held by Target employees as of the date of this Agreement. Such options shall have an exercise price of not less than $4.00 multiplied by the Exchange Ratio and shall vest ratably (monthly) over the five year period from the date of grant and shall be granted in proportion to the employees' existing equity holdings in Target (except as reasonably necessary to bring recently-hired Target employees to levels consistent with the Acquiror's compensation guidelines and except for other deviations from such proportion to be reasonably agreed upon by Target and Acquiror), and shall be included in any Form S-8 registration statement filed by Acquiror after the completion (if any) of its initial public offering.

                                      VII.
                              ADDITIONAL AGREEMENTS

             7.1 General. Each of the parties will use its commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VIII below).

             7.2 Fairness Hearing; Private Placement; Shareholder Approval.

             (a) As soon as reasonably practicable following the execution of this Agreement, Acquiror and Target shall prepare the necessary documents and Acquiror shall apply to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California (after a hearing before such Commissioner) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Acquiror Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. Target and Acquiror will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. As promptly as practical after the date of this Agreement, Acquiror shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement. Target shall use reasonable and good faith efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws relating to the transactions contemplated by this Agreement.

             (b) As promptly as practicable after the receipt of a California Permit, Target shall submit this Agreement and the transactions contemplated hereby to its Shareholders for approval and adoption as provided by the California Corporations Code and its Articles of Incorporation and Bylaws. Target shall use its commercially reasonable efforts to solicit and obtain the consent of its Shareholders sufficient to approve the Merger and this Agreement (and the other matters set forth in Section 1.1(ii) of the Support Agreements) and to enable the Closing to occur as promptly as practicable following the date hereof. The materials submitted to Target's Shareholders shall be subject to reasonable review and approval by Acquiror and include information regarding Target, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of Target in favor of the Merger and this Agreement, and the transactions contemplated hereby. Notwithstanding the foregoing, Acquiror, upon the written consent of Target may issue the Total Merger Shares in a private placement in accordance with applicable federal and state securities laws, and, in such event, may require the Shareholders and option holders of Target to make such representations as are reasonable and customary in such transactions including those set forth in the Investor Representation Statement attached hereto as Exhibit B and, for foreign residents, those set forth in Regulation S Agreement attached hereto as Exhibit C.

             7.3 Conversion of Target Preferred Stock. Target shall use commercially reasonable efforts to cause the conversion of all outstanding Target Preferred Stock into Target Common Stock in accordance with the Target's Articles of Incorporation.

             7.4 Notices and Consents. Target shall give any notices to third parties, and shall use its commercially reasonable efforts to obtain any third party consents, that Acquiror reasonably may request in connection with the matters referred to in Section 4.4 above. Each of the parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.4 above.

             7.5 Full Access. Each of the parties will permit representatives of the other party to have full access at all reasonable times, and in a manner so as not to interfere with such parties' normal business operations, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Acquiror or Target, as appropriate. The parties will treat and hold as such any Confidential Information it receives from any of the other party in the course of the reviews contemplated by this
Section 7.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the appropriate party all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

             7.6 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX below). Target acknowledges and agrees that from and after the Closing Acquiror and/or Merger Sub will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort owned or controlled by Target.

             7.7 New Employment Arrangements. Acquiror shall agree to be bound by the employment agreements attached hereto, as Exhibits D(i)-(vii), subject to the other parties thereto agreeing to employment with Acquiror following the Closing.

             7.8 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all Third Party Expenses, shall be the obligation of the respective party incurring such fees and expenses. Not less than three (3) business days prior to the Closing Date, Target shall provide Acquiror a statement (the "Company Statement of Expenses") setting forth (i) Target's estimated Third Party Expenses, and (ii) the amount, if any, by which such estimated Third Party Expenses of Target exceed $800,000.

             7.9 Public Disclosure. Unless otherwise required by law or by this Agreement (including, without limitation, federal and state securities laws), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Acquiror and Target prior to release, provided that such approval shall not be unreasonably withheld.

             7.10 Termination of Rights Agreement and Stock Purchase Agreement. Target shall employ commercially reasonable efforts to cause the Investor Rights Agreement, dated May 3, 1999, between Target and the parties listed on Exhibit A thereto (the "Target Rights Agreement") to terminate or to be amended such that it shall be of no further force or effect prior to the Closing.

             7.11 FIRPTA Compliance. On or prior to the Closing Date, Target shall deliver to Acquiror a properly executed statement in a form reasonably acceptable to Acquiror for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3).

             7.12 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Acquiror shall not be required to agree to any divestiture by Acquiror or Target or any of Acquiror's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Acquiror or its subsidiaries or affiliates or Target or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

             7.13 Notification of Certain Matters. Target shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to Target, of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which is likely to cause any representation or warranty of Target and Acquiror, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, such that the conditions set forth in Section 8.3(a) or Section 8.2(a) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.13 shall not limit or otherwise affect any remedies available to the party receiving such notice.

             7.14 Affiliate Agreements. Schedule 7.14 of Target Disclosure Schedules sets forth those persons who, in Target's reasonable judgment, are or may be "affiliates" of Target within the meaning of Rule 145 (each such person a "Company Affiliate") promulgated under the Securities Act ("Rule 145"). Target shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list. Target shall deliver or cause to be delivered to Acquiror, concurrently with the execution of this Agreement (and in any case prior to the Closing) from each of Target Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit E. Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock, consistent with the terms of such Affiliate Agreements.

             7.15 Intentionally Deleted

             7.16 Confidentiality. The parties will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the party whose Confidential Information is at issue or destroy, at the request and option of such party, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of another party, such party will notify the other party promptly of the request or requirement so that the party whose Confidential Information is at issue may seek an appropriate protective order or waive compliance with the provisions of this Section 7.16. If, in the absence of a protective order or the receipt of a waiver hereunder, any party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his or its reasonable efforts to obtain, at the reasonable request of party whose Confidential Information is at issue, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as such party shall designate. Notwithstanding the foregoing, Acquiror shall be entitled to disclose such information about Target as shall be reasonably necessary in conjunction with Acquiror's initial public offering.

             7.17 Intentionally Deleted

             7.18 Tax Matters. Each of Target, Acquiror and Merger Sub shall use their commercially reasonable efforts to cause the Merger to qualify, and shall not take any action and shall not fail to take any action which action or failure to act could reasonably expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

             7.19 New Employment Arrangements. All persons who are employees of Target immediately prior to the Effective Time shall be offered continued "at-will" employment by Acquiror and/or the Surviving Corporation, to be effective as of the Effective Time, upon proof (if applicable) of appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States. Such "at-will" employment arrangements will (i) be subject to and in compliance with Acquiror's standard human resources policies and procedures, and (ii) have terms, including the position, salary and responsibilities of all such employees, which will be determined in Acquiror's sole discretion, subject to
Section 8.2(e) below, after consultation with the management of Target. Each employee of Target who remains an employee of Acquiror and/or the Surviving Corporation after the Effective Time shall be referred to hereafter as a "Continuing Employee". Continuing Employees shall be eligible to receive benefits consistent with Acquiror's standard human resources policies with respect to employees of similar rank and status, which are subject to change.

                                      VIII.
                            CONDITIONS TO THE MERGER

             8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

             (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the shareholders of Target and the shareholders of Acquiror by at least the requisite vote under applicable law and Target's Articles of Incorporation and Acquiror's Certificate of Incorporation, respectively.

             (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

             (c) TAX OPINIONS. Acquiror and Target shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Latham & Watkins, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if either Acquiror or Target shall fail to use all commercially reasonable efforts to facilitate the rendering of the opinion of their respective tax counsel as referred herein, such failure shall be a willful and material failure to fulfill the failing party's obligation under this Agreement and such failing party shall not have the right to terminate this Agreement pursuant to Section 10.1(b). The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

             8.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

             (a) AGREEMENTS AND COVENANTS. Acquiror and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, except where such failure to perform or comply has not materially and adversely affected the consummation of the transactions contemplated by this Agreement, and Target shall have received a certificate to such effect signed on behalf of Acquiror and Merger Sub by an authorized officer of Acquiror and Merger Sub.

             (b) LEGAL OPINION. Target shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, legal counsel to Acquiror, in substantially the form attached hereto as Exhibit F.

             (c) APPOINTMENT OF BOARD MEMBER. Larry Yoshida shall be appointed to the Board of Directors of Acquiror to be effective following the Closing to serve for not less than one year, subject to applicable law.

             (d) NO ACQUIROR MATERIAL ADVERSE EFFECT. There shall not have occurred any event that has had an Acquiror Material Adverse Effect since the date of this Agreement provided, however, that for purposes of this Section 8.2(d) , Acquiror Material Adverse Effect shall not include changes in general economic conditions, changes in capital markets or changes affecting the industries in which Target operates.

             (e) EMPLOYMENT AGREEMENTS. Acquiror shall have entered into employment agreements, the forms of which is attached hereto as Exhibits D(i)-
(vii), with each of the individuals set forth on Schedule 8.1(e).

             (f) REGISTRATION RIGHTS AGREEMENT. In the event that Acquiror shall have issued the Acquiror Common Stock in a private placement so contemplated by
Section 7.2, Acquiror shall have executed and delivered the Registration Rights Agreement attached hereto as Exhibit G and such Registration Rights Agreement shall be enforceable against Acquiror.

             8.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Acquiror:

             (a) AGREEMENTS AND COVENANTS. Target shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where such failure to perform or comply has not materially and adversely affected the consummation of the transactions contemplated by this Agreement, and Acquiror shall have received a certificate to such effect signed on behalf of Target, by the chief executive officer of Target.

             (b) THIRD PARTY CONSENTS. Acquiror shall have been furnished with evidence satisfactory to it that Target has obtained the consents, approvals and waivers set forth in Schedule 8.3(b) of the Target Disclosure Schedules.

             (c) LEGAL OPINION. Acquiror shall have received a legal opinion from Latham & Watkins, legal counsel to Target, in substantially the form attached hereto as Exhibit H.

             (d) KEY EMPLOYEES. Each of the employees of Target listed on
Schedule 8.3(d) of the Acquiror Disclosure Schedules (each, a "Key Employee" and collectively, the "Key Employees") shall have agreed to become an employee of Acquiror following the Effective Time, shall have executed an employment agreement from Acquiror in the forms attached hereto as Exhibits D(i)-(vii) and shall be an employee of Target as of the Closing Date.

             (e) SHAREHOLDER APPROVAL. Holders of at least a majority of Target Stock, including not less than a majority of Target Common Stock and not less than a majority of Target Preferred Stock, shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby in accordance with California Law, and holders of not more than 5% of Target Stock shall continue to have a right to exercise appraisal, dissenters or similar rights under applicable law with respect to their Target Stock by virtue of the Merger. The Shareholders shall have approved by the requisite vote any payments of cash or stock contemplated by this Agreement or any other agreements that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments, sales and purchases resulting from the transactions contemplated hereby or thereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G.

             (f) RESIGNATION OF OFFICERS AND DIRECTORS. Acquiror shall have received a written resignation from each of the officers and directors of Target effective as of the Effective Time.

             (g) PROPRIETARY INFORMATION AGREEMENTS. Each Target employee shall have entered into a proprietary information and invention assignment agreement in a form acceptable to Target and Acquiror.

             (h) NONCOMPETITION AGREEMENTS. Each of the Key Employees shall have executed and delivered to Acquiror a Noncompetition Agreement in the form attached hereto as Exhibit I, and all of such Noncompetition Agreements shall be in full force and effect.

             (i) CONVERSION OF PREFERRED STOCK. As of immediately prior to the Effective Time of the Merger, all shares of Target Preferred Stock shall have been converted into an equal number of shares of Target Common Stock, and the holders of Target Preferred Stock shall have waived any and all rights to receive preferred stock of Acquiror instead of Acquiror Common Stock pursuant to the terms of the Agreement pursuant to any rights that may exist under Target's Articles of Incorporation or otherwise.

             (j) WAIVER OF ACCELERATION. Each of the employees listed on
Schedule 8.3(j) of the Acquiror's Disclosure Schedules shall have executed a waiver of the rights to acceleration of vesting of such employee's Target Options or Target Stock as a result of the Merger, and such waiver shall be in full force and effect.

             (k) NO TARGET MATERIAL ADVERSE EFFECT. There shall not have occurred any event that has had a Target Material Adverse Effect since the date of this Agreement provided, however, that for purposes of this Section 8.3(k), Target Material Adverse Effect shall not include changes in general economic conditions, changes in capital markets or changes affecting the industries in which Target operates.

             (l) LOCK-UP AGREEMENT. All Optionholders (other than optionholders, whether together or separate, holding options to purchase an aggregate of 200,000 shares of Target Stock) of Target and all Shareholders holding one (1%) percent or more of the outstanding Target Stock, and Shareholders holding not less than ninety-five (95%) percent of the total outstanding Target Stock in the aggregate shall have executed the form of Lock-Up Agreement attached hereto as Exhibit J and the terms of such Lock-Up Agreement shall be binding upon all shares of Acquiror Common Stock received by such Shareholders pursuant to the terms of this Agreement.

             (m) TERMINATION OR AMENDMENT OF TARGET RIGHTS AGREEMENT. As of prior to the Closing, the Target Rights Agreement shall have been terminated or amended to eliminate any substantive obligation of Acquiror.

                                       IX.
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

             9.1 Survival of Representations and Warranties. The representations and warranties of Target and Acquiror set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date").

             9.2 Indemnification.

             (a) INDEMNIFICATION BY SHAREHOLDERS. By virtue of approval of their approval of this Agreement and the transactions contemplated hereby, the Shareholders shall be deemed to have agreed to indemnify and hold Acquiror and its officers, directors and affiliates, including the Surviving Corporation (the "Acquiror Indemnified Parties") harmless against all claims, losses, liabilities, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses and expenses of investigation and defense, net of any benefits or proceeds of insurance (hereinafter individually a "Loss" and collectively "Losses") incurred directly or indirectly by Acquiror, its officers, directors, or affiliates as a result of (i) any inaccuracy or breach of any representation or warranty of Target contained herein, (ii) any failure by Target to perform or comply with any covenant contained herein, (iii) the payment by Acquiror of Excess Dissenters Amounts, or (iv) the amount by which Third Party Expenses incurred by Target exceeds $800,000. No Shareholder shall have any right of contribution from Acquiror or Target with respect to any Loss claimed by Acquiror. Solely for purposes of breaches of the representations made in Section
4.15 hereof, the Deductible Amount shall be $500,000.

        Notwithstanding the foregoing, Acquiror shall have no right to indemnification pursuant to this Article IX unless and until Officer's Certificates (as defined in Section 9.3(d)(i) below) identifying aggregate Losses in excess of $250,000 (the "Deductible Amount") have been delivered to the Securityholder Agent, in which event Acquiror shall be entitled to recover all amounts in excess of the Deductible Amount. Provided that, notwithstanding the foregoing, Acquiror shall be entitled to indemnification on a first dollar basis, without regard to whether the Deductible Amount has been exceeded for (i) the payment by Acquiror of Excess Dissenters Amounts, (ii) any breach of the Target representations and warranties contained in Section 4.6, (iii) the amount by which Third Party Expenses incurred by Target exceeds $800,000, or (iv) any fraudulent breaches of the representations, warranties or covenants made by Target in connection with this Agreement or the Merger.

             (b) INDEMNIFICATION BY ACQUIROR. Acquiror hereby agrees to indemnify and hold each of the Shareholders and any of their respective officers, directors and affiliates (the "Target Indemnified Parties", and together with the Acquiror Indemnified Parties, the "Indemnified Parties") harmless against all Losses incurred directly or indirectly by such Shareholders and any of their respective officers, directors and affiliates as a result of
(i) any inaccuracy or breach of any representation or warranty of Acquiror contained herein, or (ii) any failure by Acquiror or Merger Sub to perform or comply with any covenant contained herein.

        Notwithstanding the foregoing, Target shall have no right to indemnification pursuant to this Article IX unless and until Securityholder Certificates (as defined in Section 9.3(d)(ii) below) identifying aggregate Losses in excess of the Deductible Amount have been delivered to Acquiror, in which event Target shall be entitled to recover all such amounts in excess of the Deductible Amount; provided that, notwithstanding the foregoing, Target shall be entitled to indemnification on a first dollar basis, without regard to whether the Deductible Amount has been exceeded (i) any breach by Acquiror of the representations and warranties contained in Section 5.6 or (ii) any fraudulent breaches of the representations, warranties or covenants made by Acquiror in connection with this Agreement or the Merger.

             9.3 Escrow Arrangements.

             (a) ESCROW FUND. As security for the indemnity provided by the Shareholders as set forth in Section 9.2(a) hereof and by virtue of this Agreement and the Shareholders' approval thereof, at the Effective Time, the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Acquiror after the Effective Time) without any act of any Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Shareholder, will be deposited with U.S. Bank Trust, National Association (or other institution acceptable to Acquiror and the Securityholder Agent (as defined in Section 9.3(g) below)), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Acquiror's cost and expense. The Escrow Fund shall be available to compensate Acquiror and its affiliates for any Losses incurred by Acquiror, its officers, directors, or affiliates (including the Surviving Corporation) which are subject to indemnification under Section 9.2(a).

             (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), not to exceed the aggregate amount remaining in the Escrow Fund, necessary in the reasonable judgment of Acquiror, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 9.3(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate (as defined below) delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund. Deliveries of Escrow Amounts to the Shareholders pursuant to this Section 9.3(b) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 2.8.

             (c) PROTECTION OF ESCROW FUND.

                         (i) The Escrow Agent shall hold and safeguard the
Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Acquiror and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                         (ii) Any shares of Acquiror Common Stock or other
equity securities issued or distributed by Acquiror (including shares issued upon a stock split) ("New Shares") in respect of Acquiror Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Acquiror Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Acquiror Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                         (iii) Each Shareholder shall have voting rights with
respect to the shares of Acquiror Common Stock contributed to the Escrow Fund by such Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Acquiror Common Stock).

             (d) CLAIMS FOR INDEMNIFICATION.

                         (i) Claims Upon Escrow Fund. Upon receipt by the Escrow
Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate"): (A) stating that Acquiror has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 9.3(e) hereof, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, shares of Acquiror Common Stock held in the Escrow Fund in an amount equal to such Losses. For the purposes of determining the number of shares of Acquiror Common Stock to be delivered to Acquiror out of the Escrow Fund pursuant to this Section 9.3(d)(i), each share of Acquiror Common Stock shall have a value equal to the Acquiror Common Price Per Share.

                         (ii) Claims Upon Acquiror. Upon receipt by Acquiror at
any time before the Expiration Date of a certificate signed by the Securityholder Agent (as defined below) (a "Securityholder Certificate", and together with an Officer's Certificate, a "Claim Certificate"): (A) stating that the Shareholders have paid or properly accrued or reasonably anticipate that they will have to pay or accrue Losses, and (B) specifying in reasonable detail for each Shareholder the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, Acquiror shall, subject to the provisions of Section 9.3(e) hereof, deliver to the Securityholder Agent for distribution to the Shareholders, as promptly as practicable, an amount of cash (by check or wire transfer) equal to such Losses.

             (e) OBJECTIONS TO CLAIMS.

                         (i) At the time of delivery of any Officer's
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent (as defined in Section 9.3(g)) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Acquiror of any shares of Acquiror Common Stock pursuant to Section 9.3(d)(i) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30)-day period, the Escrow Agent shall make delivery of shares of Acquiror Common Stock from the Escrow Fund in accordance with
Section 9.3(d)(i) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                         (ii) At the time of delivery of any Securityholder
Certificate and for a period of thirty (30) days after such delivery, Acquiror shall make no delivery to the Securityholder Agent of any cash pursuant to
Section 9.3(d)(ii) hereof. After the expiration of such thirty (30)-day period, Acquiror shall make delivery of cash in accordance with Section 9.3(d)(ii) hereof, provided that no such payment or delivery may be made if Acquiror shall object in a written statement to the claim made in the Securityholder Certificate, and such statement shall have been delivered to Securityholder prior to the expiration of such thirty (30) day period.

             (f) RESOLUTION OF CONFLICTS; ARBITRATION.

                         (i) In case the Securityholder Agent or Acquiror, as
the case may be, objects in writing to any claim or claims made in any Claim Certificate, the Securityholder Agent and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the event of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Acquiror Common Stock from the Escrow Fund in accordance with the terms thereof.

                         (ii) If no such agreement can be reached after good
faith negotiation, either Acquiror or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Acquiror and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator; provided that if the arbitration concerns Intellectual Property matters, the arbitrators selected shall have a relevant background and experience in the field. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Claim Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 9.3(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                         (iii) Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 9.3(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Claim Certificate is at issue, the claiming party shall be deemed to be the Nonprevailing Party in the event that the arbitrators award less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute. The Nonprevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

             (g) SECURITYHOLDER AGENT; POWER OF ATTORNEY.

                         (i) In the event that the Merger is approved, effective
upon such vote, and without further act of any Shareholder, Aurangzeb Khan shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Shareholder (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under the California Corporations Code), for and on behalf of the Shareholders, to give and receive notices and communications, to authorize delivery to Acquiror of shares of Acquiror Common Stock from the Escrow Fund in satis-faction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Acquiror; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders.

                         (ii) The Securityholder Agent shall not be liable for
any act done or omitted hereunder as Securityholder Agent while acting in good faith. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the fees and expenses of any legal counsel retained by the Securityholder Agent.

             (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent, consistent with this Section 9.3, shall constitute a decision of all the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Shareholder, and the Escrow Agent and Acquiror may rely upon any such decision, act, consent or instruction of the Securityholder Agent, consistent with this Section 9.3, as being the decision, act, consent or instruction of each every such Shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent, consistent with this Section 9.3.

             (i) THIRD-PARTY CLAIMS.

                         (i) In the event Acquiror becomes aware of a
third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Shareholders, shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article IX to the amount of any claim by Acquiror against the Escrow Fund with respect to such settlement.

                         (ii) In the event any Shareholder becomes aware of a
third-party claim which such Shareholder believes may result in a demand against the Acquiror, such Shareholder shall notify Acquiror of such claim, and Acquiror shall be entitled, at its expense, to participate in any defense of such claim. Any such Shareholder shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of Acquiror, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Acquiror. In the event that Acquiror has consented to any such settlement, Acquiror shall have no power or authority to object under any provision of this Article IX to the amount of any claim by the Securityholder Agent against Acquiror with respect to such settlement.

             (j) ESCROW AGENT'S DUTIES.

                         (i) The Escrow Agent shall be obligated only for the
performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Acquiror and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                         (ii) The Escrow Agent is hereby expressly authorized to
comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                         (iii) The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                         (iv) The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                         (v) In performing any duties under the Agreement, the
Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                         (vi) If any controversy arises between the parties to
this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Acquiror Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Acquiror Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                         (vii) The parties and their respective successors and
assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                         (viii) The Escrow Agent may resign at any time upon
giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

             (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Acquiror. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Acquiror promises to pay these sums upon demand.

             9.4 Limitations; Maximum Payments; Remedies. The maximum liability of each Shareholder for their indemnification obligations pursuant to this
Article IX if the Closing occurs shall be limited to the their pro-rata portion of the Escrow Amount; provided that, notwithstanding anything in this Agreement to the contrary, nothing contained herein shall limit the liability of the Company or Shareholders (i) for any fraudulent breaches of the representations, warranties or covenants made in connection with this Agreement, or (ii) for any breaches of the representations, warranties or covenants contained in this Agreement if this Agreement is terminated prior to the Closing. The maximum liability of Acquiror for their indemnification obligations pursuant to this
Article IX if the Closing occurs shall be limited to an amount equal to the Total Merger Shares multiplied by .10, multiplied by the Third Party Valuation Price Per Share; provided that, notwithstanding anything in this Agreement to the contrary, nothing contained herein shall limit the liability of Acquiror (i) for any fraudulent breaches of the representations, warranties or covenants made in connection with this Agreement, or (ii) for any breaches of the representations, warranties or covenants contained in this Agreement if this Agreement is terminated prior to the Closing. Other than the commission of fraud which shall be governed by applicable law, the indemnification obligations of the respective parties as set forth under this Article IX shall be the sole and exclusive recourse for claims of breaching this Agreement.

                                       X.
                        TERMINATION, AMENDMENT AND WAIVER

             10.1 Termination. Except as provided in Section 10.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

             (a) by mutual consent of the Target and Acquiror;

             (b) by Acquiror or Target if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on November 30, 2000 (the "End Date") (provided that the right to terminate this Agreement under this Section 10.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

             (c) by Acquiror if there shall be any final nonappealable order of a federal of State court in effect, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity or other third party, which would: (i) prohibit Acquiror's or Target's ownership or operation of all or any portion of the business of Target, or (ii) compel Acquiror or Target to dispose of or hold separate all or a portion of the business or assets of Target or Acquiror as a result of the Merger;

             (d) by Acquiror, if an event or change having a Target Material Adverse Effect shall have occurred after the date of this Agreement; and

             (e) by Target, if an event or change having an Acquiror Material Adverse Effect shall have occurred after the date of this Agreement.

        Where action is taken to terminate this Agreement pursuant to this
Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

             10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target, or their respective officers, directors or stockholders, provided that each party shall remain liable for any willful breaches of this Agreement prior to its termination; and provided further that, the provisions of
Section 7.16 and Article XI of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

             10.3 Amendment. Except as is otherwise required by applicable law after the Shareholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

             10.4 Extension; Waiver. At any time prior to the Effective Time, Acquiror and Merger Sub, on the one hand, and Target, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                       XI.
                                  MISCELLANEOUS

             11.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

             11.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

             11.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Acquiror and Target.

             11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

             11.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             11.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


         If to Target:                        With a copy to:

         Altius Solutions, Inc.               Latham & Watkins
         2901 Tasman Drive, Suite 106         135 Commonwealth Drive
         Santa Clara, CA 95054                Menlo Park, CA  94025
         Attn:  Mr. Aurangzeb Khan            Attn:  Robert Koenig, Esq.
         Telecopy: (408) 969-9828             Telecopy:  (650) 463-2600


         If to Acquiror:                      With a copy to:

         Simplex Solutions, Inc.              Wilson Sonsini Goodrich & Rosati
         521 Almanor Avenue                   650 Page Mill Road
         Sunnyvale, CA 94086                  Palo Alto, CA  94304-1050
         Attn:  Mr. Luis Buhler               Attn:  Robert Sanchez
         Telecopy:  (408) 617-6100            Telecopy: (650) 493-6811

        Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

             11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

             11.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

             11.9 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including, without limitation.

             11.10 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                     *****

             IN WITNESS WHEREOF, Acquiror, Merger Sub, Target and, with respect to Article IX only, the Escrow Agent and the Securityholder Agent, have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

SIMPLEX SOLUTIONS, INC.                   ALTIUS SOLUTIONS, INC.

By: /s/ PENNY HERSCHER                    By: /s/ AURANGZEB KHAN
   ---------------------------------         ----------------------------------

Name:   Penny Herscher                    Name:   Aurangzeb Khan
     -------------------------------           --------------------------------

Title:                                    Title:  President & CEO
      ------------------------------            -------------------------------


SECURITYHOLDER AGENT                      ATLAS ACQUISITION CORP.
(WITH RESPECT TO ARTICLE IX):

By: /s/ AURANGZEB KHAN                    By: /s/ PENNY HERSCHER
   ---------------------------------         ----------------------------------

Name:   Aurangzeb Khan                    Name:   Penny Herscher
     -------------------------------           --------------------------------

Title:  President & CEO                   Title:
      ------------------------------            -------------------------------


ESCROW AGENT
(WITH RESPECT TO ARTICLE IX):

By: /s/ ANN GADSBY
   ---------------------------------

Name:   Ann Gadsby
     -------------------------------

Title:  Vice President
      ------------------------------

                                    EXHIBIT B



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                          DATED AS OF SEPTEMBER 8, 2000

                                  BY AND AMONG



                             SIMPLEX SOLUTIONS, INC.

                             ATLAS ACQUISITION CORP.

                                       AND

                             ALTIUS SOLUTIONS, INC.